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                                    Exhibit 3 to Amendment No. 1 to Schedule 13D

                        FORM OF JONES AFFILIATE AGREEMENT

                                  July 13, 2000


Jones Pharma Incorporated
1945 Craig Road
St. Louis, Missouri 63146

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620


         RE:      AFFILIATE AGREEMENT

Ladies and Gentlemen:

         The undersigned is a stockholder of Jones Pharma Incorporated, a Delaware corporation ("Jones"), and will become a stockholder of King Pharmaceuticals, Inc., a Tennessee corporation ("King"), pursuant to the transactions described in the Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement"), by and among King, Spirit Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of King ("Merger Sub") and Jones. Under the terms of the Merger Agreement, the Merger Sub will be merged with and into Jones and the shares of common stock of Jones, par value $.04 per share (the "Jones Common Stock"), will be converted into and exchanged for shares of common stock of King, no par value per share (the "King Common Stock"). This Affiliate Agreement represents an agreement by and among the undersigned, Jones and King regarding certain rights and obligations of the undersigned in connection with the (a) shares of Jones Common Stock beneficially owned by the undersigned and (b) shares of King Common Stock into which such shares of Jones Common Stock are to be converted as a result of the merger (the "Merger") of the Merger Sub with and into Jones. In consideration of the Merger and the mutual covenants contained herein, the undersigned, Jones and King hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to Jones he or she may be deemed to be an "affiliate" as that term is used in SEC Accounting Series Release ("ASR") Nos. 130 and 135 and Rule 145 of the rules and regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned anticipates that the undersigned will be deemed to be such an "affiliate" at the time of the Merger and, as such, the undersigned agrees that all shares of Jones Common Stock beneficially owned by the undersigned, and all shares of King Common Stock into which such shares are converted in the Merger, shall be subject to the terms and conditions of this Affiliate Agreement.

         2. Restriction on Disposition. The undersigned agrees that during the Pooling Period (as defined below) he or she will not sell, transfer, or otherwise dispose of his or her interests in, or reduce his or her risk relative to, any of the (a) shares of Jones Common Stock over which the undersigned has or shares voting or dispositive power with respect thereto or (b) shares of King Common Stock into which such shares of Jones Common Stock are converted upon consummation of the Merger or upon the exercise of any King options. For purposes of this Affiliate Agreement, "Pooling Period" shall mean the period commencing thirty-five (35) days prior to the Effective Time (as defined in the Merger Agreement) and ending on the date which is two (2) business days after publication by King of its results of post-Merger operations for the period which includes at least thirty (30) days of post-Merger combined operations of King and Jones whether by issuance of an earnings report on Form 10-K, 10-Q, 8-K or other public issuance (such as a press release) that includes such information. The undersigned understands that reducing his or her risk relative to such shares of Jones Common Stock or King Common Stock includes, but is not limited to, using such shares to secure a non-recourse loan, purchasing a put option to sell such shares or otherwise entering into a put agreement with respect to such shares.



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         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that King has advised the undersigned that, within thirty
(30) days of execution hereof, the undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 7 hereof to, have all of Jones Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of King Common Stock received by the undersigned pursuant to the Merger will be given to the King transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating substantially as follows:

                  "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as ("King") has published the financial results covering at least thirty (30) days of combined operations after the effective date of the merger through which the business combination was effected."

Such legend will also be placed on any certificate representing King securities issued subsequent to the original issuance of King Common Stock pursuant to the Merger as a result of any stock dividend, stock split, or other recapitalization as long as King Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, King shall cause the certificates representing the shares of King Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR Nos. 130 and 135 promptly after the requirements of ASR Nos. 130 and 135 have been met upon receipt of an opinion reasonably acceptable to King to the effect that such legend may be removed (King may waive, in King's sole and absolute discretion, the King's right to receive such opinion). In connection therewith, King agrees to notify the undersigned of the last day of the Pooling Period at least five (5) business days in advance thereof. The undersigned shall deliver to King's transfer agent within three (3) business days after receipt of such notice all certificates representing King Common Stock held beneficially or of record by the undersigned, together with such representation letters and certificates as King's transfer agent shall reasonably request. King agrees to cause its transfer agent to reissue to or as directed by the undersigned, in exchange for the certificate(s) provided to the transfer agent, certificates free of any legend relating to restrictions on transfer by virtue of ASR Nos. 130 and 135 on or prior to the first business day after the expiration of the Pooling Period.

         5. Certain Understandings and Acknowledgments. The undersigned acknowledges and understands that the representations, warranties and covenants of the undersigned set forth herein will be relied upon by King and Jones, and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if the undersigned's representations, warranties or covenants are breached. The undersigned has reviewed the applicable provisions of the Merger Agreement and this Affiliate Agreement and discussed their requirements and impact upon the undersigned's ability to sell, transfer, or otherwise dispose of the shares of King Common Stock to be received by the undersigned, to the extent he or she believes necessary, with his or her counsel or counsel for Jones.

         6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of King Common Stock received by the undersigned in connection with the Merger pursuant to Rule 145(d) of the 1933 Act at any time during the restrictive period set forth in Rule 145(d), the undersigned will comply with the provisions of Rule 145(d) in connection with such sale or transfer and will provide such representation letters, certificates and opinions as King or its transfer agent shall reasonably request.


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         7. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also may apply to (a) the undersigned's spouse, if that spouse has the same home as the undersigned, (b) any relative of the undersigned who has the same home as the undersigned, (c) any trust or estate in which the undersigned, such spouse, and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (d) any corporation or other organization in which the undersigned, such spouse, and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or an executive officer of King or becomes a director or executive officer of King upon consummation of the Merger, among other things, any sale of King Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         8. Miscellaneous. This Affiliate Agreement is the complete agreement between Jones, King and the undersigned concerning the subject matter hereof. Nothing set forth herein, however, shall be construed to limit in any way any of the undersigned's other rights incident to ownership of the shares of Jones Common Stock or King Common Stock. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Delaware.

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This Affiliate Agreement is executed as of the 13th day of July, 2000.

                                Very truly yours,



                                -------------------------------------------
                                Signature
                                Name:
                                     --------------------------------------

                                Address:

                                -------------------------------------------

                                -------------------------------------------


AGREED TO AND ACCEPTED as of
July 13, 2000

Jones Pharma Incorporated



By:
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         Dennis M. Jones
         Chairman of the Board,
         President and
         Chief Executive Officer


King Pharmaceuticals, Inc.


By:
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         John M. Gregory
         Chairman of the Board and
         Chief Executive Officer